Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Provention Bio, Inc. on Form S-8 to be filed on or about March 12, 2020 of our report dated March 12, 2020, on our audits of the financial statements as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, which report was included in the Annual Report on Form 10-K filed March 12, 2020.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey
March 12, 2020